Exhibit 6.1

ATLANTIC DIVING SUPPLY, INC. (DBA ADS INC.)

OUR PURPOSE YOUR MISSION

621 LYNNHAVEN PKWY, STE 160 , VIRGINIA BEACH, VA 23452-7448
TOLL FREE: 866-845-3012 FAX: 757-481-2039
CAGE: 1CAY9
DUNS: 027079776
FEDERAL TAX ID: 54-1867268
ADS CONNECTS SUPPLIER PORTAL https://supplierportal.adsinc.com
http://www.adsinc.com

PURCHASE ORDER 1109340

DATE:	09/28/2020
REVISION:	Number: 5 | Date: 01/05/2021
SALESREP:	Wozniel, Loryana
BUYER:	Jenna Lindhorst
PHONE:	
FAX:	757-481-2039
EMAIL:	alphapod@adsinc.com

VENDOR

NAME	BOXABL INC.
CONTACT NAME	GALIANO TIRAMANI
ADDRESS	6120 N HOLLYWOOD BLVD STE 104 LAS VEGAS, NV 89115-1796, US
PHONE	203-550-4493
FAX	
E-MAIL	gtiramani@boxabl.com
ADD'L CONTACT	

SHIP TO

NAME	JTF GTMO OMC
CONTACT NAME	TOPRANE COATNEY: PHONE 757-458-5101
ADDRESS	8998 BLOUNT ISLAND JTF-GTMO/OFFICE OF MILITARY COMMISSIONS-SOUTH : SPE8EM20F11S4 JACKSONVILLE, FL 32226, US
CUSTOMER PO NUMBER	**SPE8EM20F11S4**
SHIPPING REFERFENCE	
SHIPMENT PRIORITY	**RATED - DOC9**
SHIP TO DODAAC	**W585PN**

SHIPPING CARRIER	SHIPPING METHOD	PAYMENT TERMS	INVOICE TO
ADS CONNECTS	SUPPLIER PORTAL	PREPAYMENT	ADS AP: ads-ap@adsinc.com

LINE (CLIN)	MFG PART NUMBER	ADS PART NUMBER	PART DESCRIPTION	SHIP BY DATE	QUANTITY	UOM	UNIT PRICE	TOTAL (USD)
1.1 0001	BOX-CAS-005	BOX-CAS-005 TCN #: W585PN02670000	BOXABL CASITA MODEL RATED - DOC9	11/18/2021	36	EA	59,266.50	2,133,594.00

TOTAL $2,133,594.00

1/5/2021 14:04 PM
Page 1 of 5

This document contains ADS, Inc. confidential and proprietary information and is provided on the express condition that this document and the data contained in it are not to be used, disclosed, or reproduced in whole or in part for any purpose without the express written consent of ADS, Inc.

ADS Inc. -PROD

Unless expressly stated otherwise in this Purchase Order, this Purchase Order is governed exclusively by ADS, Inc.'s Terms and Conditions of Purchase, available at https://ADSinc.com/Order-Terms-and-Conditions and the applicable government contract flowdown provisions referenced in the Compliance Statements section of this Purchase Order. ADS, Inc. objects to any additional or different terms provided by Seller and this Purchase Order is conditioned on Seller's agreement to these terms or the agreed terms referenced elsewhere on this Purchase Order.

Special Instructions

RFQ NUM 20200923481554. ALERT: PREPAY: P-00003823 (25% DUE 1 DAY AFTER PO RCVD, 25% DUE 120 DAYS AFTER PO RCVD, REMAINDER DUE UPON DELIV). PLEASE EXPEDITE. THIS PO IS SUBJECT TO THE PARTIES' AGREED TERMS AND CONDITIONS OF PURCHASE DATED DECEMBER 3, 2020. PRODUCTS MUST CONFORM TO SPECIFICATIONS PROVIDED IN THE STATEMENT OF WORK DATED DECEMBER 15, 2020, A COPY OF WHICH IS INCLUDED WITH THIS PURCHASE ORDER. ADS TO MAKE ADDL 25% DEPOSIT NO LATER THAN 2/12/21.

Additional Instructions / Attachments

1/5/2021 14:04 PM
Page 2 of 5

This document contains ADS, Inc. confidential and proprietary information and is provided on the express condition that this document and the data contained in it are not to be used, disclosed, or reproduced in whole or in part for any purpose without the express written consent of ADS, Inc.

ADS Inc. -PROD

Unless expressly stated otherwise in this Purchase Order, this Purchase Order is governed exclusively by ADS, Inc.'s Terms and Conditions of Purchase, available at https://ADSinc.com/Order-Terms-and-Conditions and the applicable government contract flowdown provisions referenced in the Compliance Statements section of this Purchase Order. ADS, Inc. objects to any additional or different terms provided by Seller and this Purchase Order is conditioned on Seller's agreement to these terms or the agreed terms referenced elsewhere on this Purchase Order.

Ship By Date Instructions

For orders where there is a date in the SHIP BY DATE column, these items are urgently required by our customer and must ship by the date specified. Please contact ADS within 2 days to confirm the date these items will ship from your facility. For orders where there is no date in the SHIP BY DATE COLUMN, please contact ADS within 3 days to provide the date these items will ship from your facility.

ADS reserves the right to cancel this PO at no cost to ADS if at any time the ship date provided does not meet the needs of the customer.

Compliance Statements

EAR: These items are controlled by the U.S. Government and authorized for export only to the country of ultimate destination for use by the ultimate consignee or end-user(s) herein identified. They may not be resold, transferred, or otherwise disposed of, to any other country or to any person other than the authorized ultimate consignee or end-user(s), either in their original form or after being incorporated into other items, without first obtaining approval from the U.S. government or as otherwise authorized by U.S. law and regulations.

EXPIRED ITEMS:

CONTRACT(S):

GOVERNMENT CONTRACT FLOWDOWS: https://adsinc.com/TLS-Flowdowns

RATED: CERTIFIED FOR NATIONAL DEFENSE USE. YOU ARE REQUIRED TO FOLLOW ALL THE PROVISIONS OF THE DEFENSE PRIORITIES AND ALLOCATIONS SYSTEM REGULATION (15 CFR PART 700).
RATED ORDERS TAKE PRECEDENCE OVER ALL OTHER NON-RATED DOD ORDERS AND ALL COMMERCIAL ORDERS YOU MAY HAVE.

IF THE ORDER LINE CONTAINS SPECIFICATIONS, QUALITY CONTROL, MIL STANDARDS OR OTHER CONTRACTUAL REQUIREMENTS (DESIGNATED AS "QS" - QUALITY STATEMENT, "COC"- CERTIFICATE OF COMPLIANCE, "RATED") PLEASE VISIT THE FOLLOWING LINK http://adsinc.com/purchasing-documents FOR APPLICABLE DOCUMENTATION.

1/5/2021 14:04 PM
Page 3 of 5

This document contains ADS, Inc. confidential and proprietary information and is provided on the express condition that this document and the data contained in it are not to be used, disclosed, or reproduced in whole or in part for any purpose without the express written consent of ADS, Inc.

ADS Inc. -PROD

Unless expressly stated otherwise in this Purchase Order, this Purchase Order is governed exclusively by ADS, Inc.'s Terms and Conditions of Purchase, available at https://ADSinc.com/Order-Terms-and-Conditions and the applicable government contract flowdown provisions referenced in the Compliance Statements section of this Purchase Order. ADS, Inc. objects to any additional or different terms provided by Seller and this Purchase Order is conditioned on Seller's agreement to these terms or the agreed terms referenced elsewhere on this Purchase Order.

ADS Connects Supplier Portals:

The ADS Connects Supplier Portal https://supplierportal.adsinc.com is your central resource for all info regarding your business with us.

- view and download: opportunities, quotes, purchase orders, payments, on time delivery performance metrics, contract training and more.

The ADS Connects Supplier Portal links real time to our Customer Portal. Any updates you enter are automatically provided to the end customer to ensure a good experience.

- change the expected ship date on an order
- ship or provide tracking info
- manage parts: pictures, descriptions, accessory items, replacement items, etc.

Use the ADS Supplier Portal to Ship:

Ensure customers know the status of their shipment!!

Visit/login to the ADS Connects Supplier Portal - https://supplierportal.adsinc.com.

1. Click the "Shipments" menu item then click the "Active" drop down menu item.
2. Choose one of the following options:
   a. Ship on ADS. Select Schedule Shipment to schedule a pickup & print all documents
   b. Ship on your own.
      i. Select Submit Tracking ? to provide tracking numbers for one line/shipment at a time
      ii. Select Bulk Upload Tracking ? to upload a spreadsheet of multiple shipments/lines

3. Click on the "Completed Shipments" menu item to see when it delivered to the customer

- Contact your ADS Buyer for ALL shipment related questions
- DO NOT ship to any address other than what is listed on purchase order
- All hazardous and non-CONUS shipments go through our logistics provider
- IL2000 (see portal for contact info)
- Only the shipping carrier/method on the ADS PO shall be honored.
- Only ship once per week unless authorized by the ADS Buyer

Please send ALL invoices, statements, and payment inquiries to: ads-ap@adsinc.com

1/5/2021 14:04 PM
Page 4 of 5

This document contains ADS, Inc. confidential and proprietary information and is provided on the express condition that this document and the data contained in it are not to be used, disclosed, or reproduced in whole or in part for any purpose without the express written consent of ADS, Inc.

ADS Inc. -PROD

Unless expressly stated otherwise in this Purchase Order, this Purchase Order is governed exclusively by ADS, Inc.'s Terms and Conditions of Purchase, available at https://ADSinc.com/Order-Terms-and-Conditions and the applicable government contract flowdown provisions referenced in the Compliance Statements section of this Purchase Order. ADS, Inc. objects to any additional or different terms provided by Seller and this Purchase Order is conditioned on Seller's agreement to these terms or the agreed terms referenced elsewhere on this Purchase Order.

1/5/2021 14:04 PM
Page 5 of 5

This document contains ADS, Inc. confidential and proprietary information and is provided on the express condition that this document and the data contained in it are not to be used, disclosed, or reproduced in whole or in part for any purpose without the express written consent of ADS, Inc.

ADS Inc.-PROD

Unless expressly stated otherwise in this Purchase Order, this Purchase Order is governed exclusively by ADS, Inc.'s Terms and Conditions of Purchase, available at https://ADSinc.com/Order-Terms-and-Conditions and the applicable government contract flowdown provisions referenced in the Compliance Statements section of this Purchase Order. ADS, Inc. objects to any additional or different terms provided by Seller and this Purchase Order is conditioned on Seller's agreement to these terms or the agreed terms referenced elsewhere on this Purchase Order.

ATLANTIC DIVING SUPPLY, INC. (DBA ADS INC.)

OUR PURPOSE YOUR MISSION

621 LYNNHAVEN PKWY, STE 160 , VIRGINIA BEACH, VA 23452-7448
TOLL FREE: 866-845-3012 FAX: 757-481-2039
CAGE: 1CAY9
DUNS: 027079776
FEDERAL TAX ID: 54-1867268
ADS CONNECTS SUPPLIER PORTAL https://supplierportal.adsinc.com
http://www.adsinc.com

PURCHASE ORDER 1106913

DATE:	09/18/2020
REVISION:	Number: 6 | Date: 01/05/2021
SALESREP:	Wozniel, Loryana
BUYER:	Jessy Coleman
PHONE:	
FAX:	757-481-2039
EMAIL:	alphapod@adsinc.com

VENDOR

NAME	BOXABL INC.
CONTACT NAME	GALIANO TIRAMANI
ADDRESS	6120 N HOLLYWOOD BLVD STE 104 LAS VEGAS, NV 89115-1796, US
PHONE	203-550-4493
FAX	
E-MAIL	gtiramani@boxabl.com
ADD'L CONTACT	

SHIP TO

NAME	JTF GTMO OMC
CONTACT NAME	TOPRANE COATNEY: PHONE 757-458-5101
ADDRESS	8998 BLOUNT ISLAND JTF-GTMO/OFFICE OF MILITARY COMMISSIONS-SOUTH : SPE8EM20F11NJ JACKSONVILLE, FL 32226, US
CUSTOMER PO NUMBER	**SPE8EM20F11NJ**
SHIPPING REFERFENCE	
SHIPMENT PRIORITY	**RATED - DOC9**
SHIP TO DODAAC	**W585PN**

SHIPPING CARRIER	SHIPPING METHOD	PAYMENT TERMS	INVOICE TO
ADS CONNECTS	SUPPLIER PORTAL	PREPAYMENT	ADS AP: ads-ap@adsinc.com

LINE (CLIN)	MFG PART NUMBER	ADS PART NUMBER	PART DESCRIPTION	SHIP BY DATE	QUANTITY	UOM	UNIT PRICE	TOTAL (USD)
1.1 0001	BOX-CAS-005	BOX-CAS-005 TCN #: W585PN02480000	BOXABL CASITA MODEL RATED - DOC9	11/18/2021	120	EA	59,266.50	7,111,980.00

TOTAL $7,111,980.00

1/5/2021 14:02 PM
Page 1 of 5

This document contains ADS, Inc. confidential and proprietary information and is provided on the express condition that this document and the data contained in it are not to be used, disclosed, or reproduced in whole or in part for any purpose without the express written consent of ADS, Inc.

ADS Inc.-PROD

Unless expressly stated otherwise in this Purchase Order, this Purchase Order is governed exclusively by ADS, Inc.'s Terms and Conditions of Purchase, available at https://ADSinc.com/Order-Terms-and-Conditions and the applicable government contract flowdown provisions referenced in the Compliance Statements section of this Purchase Order. ADS, Inc. objects to any additional or different terms provided by Seller and this Purchase Order is conditioned on Seller's agreement to these terms or the agreed terms referenced elsewhere on this Purchase Order.

Special Instructions

RFQ NUM 20200904472416. P-00003742 (25% DOWN, 25% IN 120 DAYS AND REMAINDER UPON DELIVERY). THIS PURCHASE ORDER IS SUBJECT TO THE PARTIES' AGREED TERMS AND CONDITIONS OF PURCHASE DATED DECEMBER 3, 2020. PRODUCTS MUST CONFORM TO SPECIFICATIONS PROVIDED IN THE STATEMENT OF WORK DATED DECEMBER 15, 2020, A COPY OF WHICH IS INCLUDED WITH THIS PURCHASE ORDER   ADS TO MAKE ADDITIONAL 25% DEPOSIT NO LATER THAN FEBRUARY 12, 2021.

Additional Instructions / Attachments

1/5/2021 14:02 PM
Page 2 of 5

This document contains ADS, Inc. confidential and proprietary information and is provided on the express condition that this document and the data contained in it are not to be used, disclosed, or reproduced in whole or in part for any purpose without the express written consent of ADS, Inc.

ADS Inc. -PROD

Unless expressly stated otherwise in this Purchase Order, this Purchase Order is governed exclusively by ADS, Inc.'s Terms and Conditions of Purchase, available at https://ADSinc.com/Order-Terms-and-Conditions and the applicable government contract flowdown provisions referenced in the Compliance Statements section of this Purchase Order. ADS, Inc. objects to any additional or different terms provided by Seller and this Purchase Order is conditioned on Seller's agreement to these terms or the agreed terms referenced elsewhere on this Purchase Order.

Ship By Date Instructions

For orders where there is a date in the SHIP BY DATE column, these items are urgently required by our customer and must ship by the date specified. Please contact ADS within 2 days to confirm the date these items will ship from your facility. For orders where there is no date in the SHIP BY DATE COLUMN, please contact ADS within 3 days to provide the date these items will ship from your facility.

ADS reserves the right to cancel this PO at no cost to ADS if at any time the ship date provided does not meet the needs of the customer.

Compliance Statements

EAR: These items are controlled by the U.S. Government and authorized for export only to the country of ultimate destination for use by the ultimate consignee or end-user(s) herein identified. They may not be resold, transferred, or otherwise disposed of, to any other country or to any person other than the authorized ultimate consignee or end-user(s), either in their original form or after being incorporated into other items, without first obtaining approval from the U.S. government or as otherwise authorized by U.S. law and regulations.

EXPIRED ITEMS:

CONTRACT(S):

GOVERNMENT CONTRACT FLOWDOWS: https://adsinc.com/TLS-Flowdowns

RATED: CERTIFIED FOR NATIONAL DEFENSE USE. YOU ARE REQUIRED TO FOLLOW ALL THE PROVISIONS OF THE DEFENSE PRIORITIES AND ALLOCATIONS SYSTEM REGULATION (15 CFR PART 700). RATED ORDERS TAKE PRECEDENCE OVER ALL OTHER NON-RATED DOD ORDERS AND ALL COMMERCIAL ORDERS YOU MAY HAVE.

IF THE ORDER LINE CONTAINS SPECIFICATIONS, QUALITY CONTROL, MIL STANDARDS OR OTHER CONTRACTUAL REQUIREMENTS (DESIGNATED AS "QS" - QUALITY STATEMENT, "COC"- CERTIFICATE OF COMPLIANCE, "RATED") PLEASE VISIT THE FOLLOWING LINK http://adsinc.com/purchasing-documents FOR APPLICABLE DOCUMENTATION.

1/5/2021 14:02 PM
Page 3 of 5

This document contains ADS, Inc. confidential and proprietary information and is provided on the express condition that this document and the data contained in it are not to be used, disclosed, or reproduced in whole or in part for any purpose without the express written consent of ADS, Inc.

ADS Inc. -PROD

Unless expressly stated otherwise in this Purchase Order, this Purchase Order is governed exclusively by ADS, Inc.'s Terms and Conditions of Purchase, available at https://ADSinc.com/Order-Terms-and-Conditions and the applicable government contract flowdown provisions referenced in the Compliance Statements section of this Purchase Order. ADS, Inc. objects to any additional or different terms provided by Seller and this Purchase Order is conditioned on Seller's agreement to these terms or the agreed terms referenced elsewhere on this Purchase Order.

ADS Connects Supplier Portals:

The ADS Connects Supplier Portal https://supplierportal.adsinc.com is your central resource for all info regarding your business with us.

- view and download: opportunities, quotes, purchase orders, payments, on time delivery performance metrics, contract training and more.

The ADS Connects Supplier Portal links real time to our Customer Portal. Any updates you enter are automatically provided to the end customer to ensure a good experience.

- change the expected ship date on an order
- ship or provide tracking info
- manage parts: pictures, descriptions, accessory items, replacement items, etc.

Use the ADS Supplier Portal to Ship:

Ensure customers know the status of their shipment!!

Visit/login to the ADS Connects Supplier Portal - https://supplierportal.adsinc.com.

1. Click the "Shipments" menu item then click the "Active" drop down menu item.
2. Choose one of the following options:
   a. Ship on ADS. Select Schedule Shipment to schedule a pickup & print all documents
   b. Ship on your own.
      i. Select Submit Tracking ? to provide tracking numbers for one line/shipment at a time
      ii. Select Bulk Upload Tracking ? to upload a spreadsheet of multiple shipments/lines

3. Click on the "Completed Shipments" menu item to see when it delivered to the customer

- Contact your ADS Buyer for ALL shipment related questions
- DO NOT ship to any address other than what is listed on purchase order
- All hazardous and non-CONUS shipments go through our logistics provider
- IL2000 (see portal for contact info)
- Only the shipping carrier/method on the ADS PO shall be honored.
- Only ship once per week unless authorized by the ADS Buyer

Please send ALL invoices, statements, and payment inquiries to: ads-ap@adsinc.com

1/5/2021 14:02 PM
Page 4 of 5

This document contains ADS, Inc. confidential and proprietary information and is provided on the express condition that this document and the data contained in it are not to be used, disclosed, or reproduced in whole or in part for any purpose without the express written consent of ADS, Inc.

ADS Inc. -PROD

Unless expressly stated otherwise in this Purchase Order, this Purchase Order is governed exclusively by ADS, Inc.'s Terms and Conditions of Purchase, available at https://ADSinc.com/Order-Terms-and-Conditions and the applicable government contract flowdown provisions referenced in the Compliance Statements section of this Purchase Order. ADS, Inc. objects to any additional or different terms provided by Seller and this Purchase Order is conditioned on Seller's agreement to these terms or the agreed terms referenced elsewhere on this Purchase Order.

1/5/2021 14:02 PM
Page 5 of 5

This document contains ADS, Inc. confidential and proprietary information and is provided on the express condition that this document and the data contained in it are not to be used, disclosed, or reproduced in whole or in part for any purpose without the express written consent of ADS, Inc.

ADS Inc.-PROD

Unless expressly stated otherwise in this Purchase Order, this Purchase Order is governed exclusively by ADS, Inc.'s Terms and Conditions of Purchase, available at https://ADSinc.com/Order-Terms-and-Conditions and the applicable government contract flowdown provisions referenced in the Compliance Statements section of this Purchase Order. ADS, Inc. objects to any additional or different terms provided by Seller and this Purchase Order is conditioned on Seller's agreement to these terms or the agreed terms referenced elsewhere on this Purchase Order.

DocuSign Envelope ID: B1F8CB35-795E-4586-ACEC-6D2EA564DA6F

TERMS AND CONDITIONS OF PURCHASE

1. DEFINITIONS

a. “ADS” means Atlantic Diving Supply, Inc.

b. “ADS Purchasing Representative” means the ADS buyer responsible for issuing the Purchase Order  (defined below) and any modifications thereto and does not include ADS sales personnel.

c. “Agreement” means these Terms and Conditions of Purchase and any Purchase Orderissued by ADS and  accepted by the Seller Representative (defined below), as well as any documents incorporated by  reference in these Terms and Conditions of Purchase or any Purchase Order.

d. “Customer” means the end user or recipient of the Products (defined below) with which ADS has a  contract to provide the Products, as well as any prime contractor or higher-tier subcontractor through  which ADS is providing the Products to the ultimate Customer.

e. “FAR” means the Federal Acquisition Regulation and any applicable agency-specific supplement  (including, but not limited to, the Defense Federal Acquisition Regulation Supplement (“DFARS”)). f. “Products” mean the products, parts, and/or equipment included on ADS’s Purchase Order to Seller.  g. “Purchase Order” means an order issued by ADS to and accepted by Seller, and to which these Terms and  Conditions of Purchase apply.

h. “Section” means the applicable section of these Terms and Conditions of Purchase.

i. “Seller” means Boxabl Inc.

j. “Seller Representative” means Paolo Tiramani or Galiano Tiramani, each of whom is authorized to  negotiate, modify, accept, and execute Purchase Orders on behalf of Seller. Seller may from time to time  identify additional or different Seller Representatives by written notice to the ADS Purchasing  Representative.

k. “Ship By Date” means the date stated on the Purchase Order in the columnlabeled“SHIP BY DATE” as the  same is modified by (a) these Terms and Conditions of Purchase or (b) the mutual written agreement of  the ADS Purchasing Representative and the Seller Representative.

2. ACCEPTANCEOF PURCHASE ORDER

Seller’s written acceptance of a Purchase Order shall constitute Seller’s acceptance of the Purchase Order subject to these Terms and Conditions of Purchase. Any terms proposed by Seller or included with Seller’s quote, proposal, or written Purchase Order acceptance are expressly rejected by ADS unless incorporated by express reference on the Purchase Order.

3. PACKAGING, MARKING, AND SHIPMENT

a. Seller shall follow all shipping instructions sent with the Purchase Order.

b. Shipments must equal the exact quantities shown on the Purchase Order unless otherwise agreed to by  the ADS Purchasing Representative in writing.

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4825-8791-6237

DocuSign Envelope ID: B1F8CB35-795E-4586-ACEC-6D2EA564DA6F

c. If Seller ships the Products to an address other than the shipping address listed on the Purchase Order,  ADSmay, in its sole discretion and in addition to all other remedies available to ADS,require Seller to ship  replacement Products to the shipping address listed on the Purchase Order and to (i) reduce any payment  due to Seller by the amount of the costs reasonably incurred by ADS due to Seller’s use of an incorrect  shipping address, including, but not limited to, ADS’s cost to ship to the incorrect address and ADS’s cost  to ship to the correct address or (ii) demand payment of same amount by Seller.

d. Unless instructed otherwise in writing by the ADS Purchasing Representative, Seller shall use the ADS  Supplier Portal to arrange for all shipments. Seller acknowledges that the use of the Supplier Portal is  necessary for the efficient management and tracking of products en route to ADS’s customers and that  Seller’s failure to use the Supplier Portal will result in harm to ADS’s business that will be difficult or  impossible to quantify. Accordingly, Seller agrees that, unless it has received prior written authorization  from the ADS Purchasing Representative, if Seller fails to use the Supplier Portal for any shipment, then  Seller shall be obligated, as liquidated damages and not as a penalty, to pay or credit to ADS an amount  equal to five-percent (5%) of the Purchase Order price of the Products involved in such shipment. The  Parties agree that this amount is a reasonable approximation of the amount of harm ADS will suffer from  Seller’s failure to use the Supplier Portal for shipments.

e. If Seller is utilizing ADS’s shipping accounts, Seller shall not declare the value of the shipment or insure  ADS's shipments in excess of the carrier's stated standard liability without prior written authorization by  the ADS Purchasing Representative. If Seller declares the value of the shipment or insures the shipment in  excess of the carrier’s standard liability without prior written authorization, ADS may, in its sole discretion, to (i) reduce any payment due to Seller by the cost incurred by ADS due to such declaration of insurance  or (ii) demand payment of same amount from Seller.

4. DELIVERY

a. Time is of the essence of this Agreement and each Purchase Order. Seller shall comply with the delivery schedule to be approved by the Customer and, except as otherwise set forth in this Agreement, shall complete shipment of all Products no later than the Ship By Date. If Seller cannot meet the Ship By Date, Seller shall propose a revised Ship By Date as soon as practicable after it learns of its inability to meet the agreed Ship By Date, and ADS may modify the Purchase Order to reflect the proposed shipping date. ADS’s receipt of this notice will not constitute a waiver of ADS’s right to timely performance.

b. If Products are not provided by the Ship By Date, then, as its sole and exclusive remediesfor Seller’s delay,  ADS may (i) cancel the Purchase Order as it pertains to such undelivered Products and recoup any monies  paid to Seller in connection with such undelivered Products, or (ii) require Seller to pay to ADS liquidated  damages, not as a penalty but as a substitute for actual damages, in the amount of one tenth of one  percent (0.1%) of the Purchase Order price of the Products that are not provided by the Ship By Date per  day, which, in total, shall not exceed five percent (5%) of the Purchase Order price of the affected Products.

Last updated 09-11-2020

4825-8791-6237

DocuSign Envelope ID: B1F8CB35-795E-4586-ACEC-6D2EA564DA6F

The Parties agree that the precise measure of damages ADS will incur from delay will be difficult or  impossible to determine and that this amount is a reasonable approximation of the harm ADS willsuffer  from Seller’s failure to timely deliver the Products. ADS may reduce any payment due to Seller on this or  any other Purchase Order by the liquidated damages amount or require payment of such liquidated  damages amount from Seller, which payment shall be due within 30 days of ADS’s notice to Seller of its  invocation of this right.

c. Notwithstanding the foregoing, Seller shall be excused for any delay solely caused by an occurrence  beyond the control of Seller and without its fault or negligence such as acts of God or public enemy, acts  of governmental authorities in either its or their sovereign or contractual capacity, fires, floods, epidemics,  pandemics, quarantine restrictions, strikes, unusually severe weather, and delays of common carriers  (“Force Majeure Events”). Seller shall notify the ADS Purchasing Representative in writing as soon as it is  reasonably possible after the commencement of any Force Majeure Event, setting forth the full particulars  in connection therewith, shall make all reasonable efforts to remedy and mitigate such occurrence with  all reasonable dispatch, and shall promptly give written notice to the ADS Purchasing Representative of  the cessation of such occurrence. Further and for the avoidance of doubt, Seller shall not be in default and  shall not be liable to ADS for shipments after the original Ship by Date that are within the duration of  payment-related extensions in accordance with Section 7.d.

5. ACCEPTANCE OF PRODUCTS

a. All Products provided by Seller shall be strictly in accordance with the Purchase Order, including applicable instructions and attachments.

b. All Products shall be in new condition.

c. All Products shall be subject to inspection and testing by ADS and/or ADS’s customer.

d. ADS and/or ADS’s Customer shall inspect all Products received under this Agreement within ten (10)  business days of arrival at the ship-to destination (the “Inspection Period”). ADS may reject Products that  fail to strictly conform with the Purchase Order, including applicable instructions and attachments, by  notifying Seller in writing of any nonconforming Products along with written evidence or other  documentation as reasonably required by Seller. If Seller determines, acting reasonably and in good faith, that any Products are non-conforming, then Seller shall remediate such nonconforming Products in  accordance with the provisions of Section 11(c) below, which shall govern the rights and obligations of  Seller, ADS, and the Customer with respect to any such nonconforming Products.

6. PRICES AND TITLE

Unless otherwise listed on the face of the Purchase Order, prices are FOB origin. Regardless of any other shipping terms agreed to by the parties and evidenced on the face of the Purchase Order, however, title to Products and risk of loss shall transfer to ADS from Seller on delivery to the carrier at Seller’s facility. Any reference to shipping terms on the face of the Purchase Order or in any other document, regardless of the terms

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4825-8791-6237

DocuSign Envelope ID: B1F8CB35-795E-4586-ACEC-6D2EA564DA6F

used, shall refer only to the allocation of freight, insurance, and other similar costs and shall not in any way affect the transfer of title or risk of loss. Except as otherwise provided in the Purchase Order, the price is exclusive of all applicable federal, state, and local taxes in effect on the date of the Purchase Order.

7. INVOICING AND PAYMENT TERMS

a. Seller’s invoice shall contain all information and certifications reasonably requested by ADS, and, at a minimum, all of the following information: (i) name and address of Seller; (ii) invoice date and number;(iii) ADS Purchase Order number and, if applicable, line item number; (iv) description, quantity, unit of measure, unit price and extended price of the Products delivered; and (v) shipping or tracking number and date of shipmenttogether with any other evidence of shipping reasonably requested by ADS.

b. Seller will invoice ADS for(i) 25% of the Purchase Order price on or after its acceptance of each Purchase  Order, (ii) 25% of the Purchase Order price on or after one hundred twenty (120) days after the date on  which it accepts each Purchase Order (each of the invoices set forth in clause (i) and (ii) are referred to as a “Progress Payment Invoice”), and (iii) the remaining 50% of the Purchase Order price on shipment,  prorated by the number of units included in each shipment

(each a “Delivery Invoice”).

c. Payment terms for Progress Payment Invoices are net thirty (30) days from date of ADS’s receipt from  Seller of an accurate and complete invoice. Payment of each Delivery Invoice is due on receipt by ADS of  an accurate and complete invoice.

d. Notwithstanding the foregoing payment terms, if Seller does not receive the amount due for a Progress Payment Invoice within five (5) business days after delivery to ADS of the Progress Payment Invoice, then Seller shall be entitled to withhold shipment of the Products until such amount is received, and the Ship By Date shall be extended, day for day, for each additional calendar day during which the amount due for such Progress Payment Invoice is not paid. If Seller does not receive the amount due for a Delivery Invoice by the date on which the Customer confirms it has received delivery of the Products identified on that Delivery Invoice, Seller shall be entitled to withhold shipment of a like number of Products until such amount is received, and the Ship By Date for such Products shall be extended, day for day, for each additional calendar day during which the amount due for such Delivery Invoice is not paid.

8. MODIFICATIONS

These Terms and Conditions of Purchase and the Purchase Order requirement(s) may not be amended, changed, waived, extended, or discharged except in writing by the ADS Purchasing Representative and the Seller Representative.

9. CHANGES TO PRODUCTS

Seller shall not make any changes to the Products to be provided under the Purchase Order without ADS’s prior written consent.

10. RESERVED

11. WARRANTY

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a. Subject to the provisions of Sections 11(b), 11(c), 11(d), and 11(e) below, Seller hereby warrants that the Products will comply with either:

i. Seller’s standard commercial limited warranty in force when the Product is delivered by ADS to the Customer, as set out in the written warranty statement on the Seller’s website:

www.boxabl.com; or

ii. A special limited warranty which Seller may provide in writing with the Products and  which shall be no less favorable in any respect to the Customer than Seller’s standard

commercial limited warranty.

No warranty is extended to ADS, and ADS shall not provide any warranty regarding any Product other than the Seller warranty described in this Section 11(a).

b. Seller’s limited warranties do not apply where the Product:

i. has been subjected to abuse, misuse, neglect, negligence, accident, improper testing, improper installation, improper storage, improper handling, abnormal physical stress,

abnormal environmental conditions, or use contrary to any instructions issued by Seller,

except to the extent that any of the foregoing limitations are the result of the act or omission of Seller or any of its employees, agents, representatives, suppliers, or contractors;

ii. has been reconstructed, repaired, or altered by persons other than Seller or Seller’s  designated representatives; or

iii. has been used with any third-party product, hardware or product that has not been  previously approved in writing by Seller.

c. During the warranty period set out in the written warranty statement provided by Seller to the Customer as described in Section 11(a) above, regarding any defective Product, or pursuant to Section 5(d) regarding any non-conforming Product:

i. notwithstanding anything in these Terms and Conditions of Purchase or the Purchase Order to the contrary, Seller’s liability under any limited warranty is discharged, (A)

pursuant to Section 5(d) regarding any non-conforming Product, at ADS’s direction acting reasonably and in good faith, or (B) regarding any defective Product, at Seller’s discretion acting reasonably and in good faith, and at Seller’s expense, by:

(1) repairing or replacing the defective Product; or

(2) crediting or refunding the purchase price of the defective Product, less any applicable discounts, rebates, or credits.

ii. Seller is responsible for all costs and risk of loss associated with the delivery of defective Products to Seller or Seller’s agent designated for this purpose for warranty repair or replacement; and

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iii. Seller is responsible for all costs and risk of loss associated with the delivery of repaired or replaced Products to the shipping address listed on the Purchase Order.

All claims for breach of a limited warranty must be received by Seller no later than 30 days after the expiration of the limited warranty periodof the Product. ADS has no right to return for repair,replacement, credit, or refund any Product except as set out in this Section 11 (or if otherwise applicable, Section 5). ADS shall not reconstruct, repair, alter, or replace any Product, in whole or in part, either itself or by or through any third party.

THIS SECTION 11 SETS FORTH ADS’S SOLE REMEDY AND SELLER’S ENTIRE LIABILITY FOR ANY BREACH OF  ANY WARRANTY RELATING TO THE PRODUCTS.

Except as explicitly authorized in these Terms and Conditions of Purchase, the Purchase Order or in a  separate written agreement with Seller, ADS shall not service, repair, modify, alter, replace, reverse  engineer, or otherwise change the Products it sells to Customers.

d. EXCEPT FOR THE LIMITED EXPRESS WARRANTIES DESCRIBED IN SECTION 11(A), (A) NEITHER SELLER NOR ANY PERSON ON SELLER'S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, INCLUDING ANY WARRANTIES OF: (i) MERCHANTABILITY; (ii) FITNESS FOR A PARTICULAR PURPOSE; (iii) TITLE (iv) NON-INFRINGEMENT (v) PERFORMANCE OF PRODUCTS TO STANDARDS SPECIFIC TO THE JURISDICTION OF IMPORT, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED AND (B) ADS ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY MADE BY SELLER, OR ANY OTHER PERSON ON SELLER’S BEHALF, EXCEPT AS SPECIFICALLY DESCRIBED IN SECTION 11(A).

e. ADS acknowledges and agrees that Products purchased by ADS pursuant to these Terms and Conditions  of Purchase and the Purchase Order may contain, be contained in, incorporated into, attached to or  packaged together with the products manufactured by a third party ("Third Party Products"). Third Party  Products are not covered by the Seller’s limited warranty. For the avoidance of doubt, Seller makes no  representations or warranties regarding any Third Party Products. Seller shall transfer or assign to ADS or  the Customer all manufacturer warranties for Third Party Products or, if such transfer or assignment is not  completed, shall take all reasonable steps to confer the benefits thereof on ADS or the Customer.

12. TERMINATION

a. ADS shall have the right to terminate, for convenience and without cause, all or any portion of the Purchase Order that has not been performed by Seller prior to the termination (“Termination for ADS’s Convenience”). Upon a Termination for ADS’s Convenience, ADS and the Customer shall forfeit and Seller shall be entitled to retain, all funds delivered to Seller, and neither ADS nor the

Customer shall be entitled, and Seller shall not be obligated, to manufacture or delivery any of the Products.

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b. If ADS terminates any part of a Purchase Order as a result of the termination for convenience of ADS’s  customer of any part of ADS’s contract with that customer, the rights, duties, and obligations of the parties  shall be as determined in accordance with FAR 52.212-4(l).

c. Seller may terminate a Purchase Order for “cause” by providing notice to ADS:

i. If ADS fails to pay any amount when due under this Agreement (“Payment Failure”) and the failure continues for thirty (30) days after ADS’s receipt of written notice of nonpayment;

ii. if ADS materially breaches any provision of this Agreement (other than a Payment Failure), and either  the breach cannot be cured or, if the breach can be cured, it is not cured by ADS within 30 days after  ADS’s receipt of written notice of such breach; or

iii. if ADS becomes insolvent or files, or has filed against it, a petition for voluntary or involuntary bankruptcy or under any other insolvency law, makes or seeks to make a general assignment for the  benefit of its creditors, or applies for, or consents to, the appointment of a trustee, receiver, or  custodian for a substantial part of its property, or is generally unable to pay its debts as they become  due.

Upon termination of a Purchase Order by Seller for “cause”, Seller shall be entitled to offset its damages  with any funds previously delivered to Seller, and neither ADS nor the Customer shall be entitled, and Seller  shall not be obligated, to manufacture or delivery any of the Products for which ADS has not paid in full  prior to the termination.

d. ADS may terminate a Purchase Order for “cause”, other than pursuant to Section 4(b), by providing notice to Seller:

i. if Seller materially breaches any provision of this Agreement and either the breach cannot be cured or, if the breach can be cured, it is not cured by Seller within 30 days after Seller’s receipt of notice of such breach; or

ii. if Seller becomes insolvent or files, or has filed against it, a petition for voluntary or  involuntary bankruptcy or under any other insolvency law, makes or seeks to make a general  assignment for the benefit of its creditors or applies for, or consents to, the appointment of  a trustee, receiver, or custodian for a substantial part of its property, or is generally unable  to pay its debts as they become due.

e. Any termination under this Section 12 is effective on ADS’s or Seller’s receipt, as applicable, of such termination notice, or any later date set out in the notice.

f. Notwithstanding the foregoing, if a Purchase Order is terminated by ADS for “cause” under Section 12(d)  due to Seller’s breach of any of its obligations under this Agreement, including but not limited to a  cancelation pursuant to Section 4(b) above, Seller shall not be entitled to any compensation except for the  price of the Products delivered to and accepted by ADS or its Customer before the termination and which

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comply with the warranty and other requirements herein, less an adjustment for damages and costs  incurred by ADS as a result of Seller’s breach of its obligations under this Agreement.

g. The rights and remedies in this section are in addition to any other rights and remedies provided by law or  in equity, or otherwise under this Agreement.

13. INDEPENDENT CONTRACTOR

Seller is an independent contractor and its employees and agents are not employees or agents of ADS for any purpose. Seller shall not have any right, power or authority to create any obligation, express or implied, on behalf of ADS and shall not have any authority to represent itself as an agent of ADS.

14. INDEMNIFICATION & LIMITATION OF LIABILITY

a. Seller shall defend, indemnify, and hold harmless ADS, its officers, directors, employees, consultants, agents, affiliates, successors, permitted assigns and customers (the “ADS Indemnitees”) from and against all losses, costs, claims, causes of action, damages, liabilities, fees, and expenses, including, but not limited to, reasonable attorneys’ fees, all expenses of litigation and/or settlement, and court costs, arising out of or related to (i) any action, claim, suit, or demand alleging harm resulting from any act or omission of Seller, its officers, employees, agents, suppliers, or subcontractors at any tier, in the performance of any of Seller’s obligations under these Terms and Conditions of Purchase or any Purchase Order; (ii) Seller’s breach of any obligation, representation, or warranty under these Terms and Conditions of Purchase or any Purchase Order; and (iii) any action, claim, demand, or suit by any person or entity not a party to this Agreement that involves a contention that the Products infringe or otherwise violate the intellectual property rights of any person or entity. If an injunction is obtained against ADS’s use of the Products or a portion thereof as a result of alleged infringement or misappropriation of intellectual property, in addition to all other remedies available to ADS, Seller shall, as directed by ADS and in ADS’s sole discretion, either (i) replace or modify the Products so they become non-infringing, or (ii) refund all amounts paid to Seller for the infringing Products.

b. ADS shall defend, indemnify, and hold harmless Seller, its officers, directors, employees, consultants,  agents, affiliates, successors, and permitted assigns (the “Seller Indemnitees”) fromand against all losses,  costs, claims, causes of action, damages, liabilities, fees, and expenses, including but not limited to,  reasonable attorneys’ fees, all expenses of litigation and/or settlement, and court costs, arising out of or  related to (i) any action, claim, suit, or demand alleging harmresulting fromany act or omission of ADS, its  officers, employees, or agents, in the performance of any of ADS’s obligations under these Terms and Conditions of Purchase or any Purchase Order; and (ii) ADS’s breach of any obligation,representation, or  warranty under these Terms and Conditions of Purchase or any PurchaseOrder.

c. IN NO EVENT IS EITHER PARTYOR ANY PARTY REPRESENTATIVE LIABLE FOR CONSEQUENTIAL, INDIRECT,  INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES, LOST PROFITS OR REVENUES OR  DIMINUTION IN VALUE, ARISING OUT OF OR RELATING TO ANY BREACH OF THIS AGREEMENT,

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REGARDLESS OF: (A) WHETHER THE DAMAGES WERE FORESEEABLE; (B) WHETHER OR NOT SUCH PARTY OR ANY PARTY REPRESENTATIVE WAS ADVISED OF THE POSSIBILITY OF THE DAMAGES; AND (C) THE  LEGAL OR EQUITABLE THEORY (CONTRACT, TORT OR OTHERWISE) ON WHICH THE CLAIM IS BASED, AND  NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

15. ASSIGNMENT

Seller shall not delegate any duties, nor assign any rights or claims under the Purchase Order without the prior written consent of ADS, and any such attempted delegation or assignment shall be void.

16. HANDLING OF INFORMATION

a. All drawings, specifications, technical data, and other information furnished to Seller by ADS or ADS’s customer in connection with the Purchase Order are and shall remain the property of ADS or ADS’s customer, and shall not be copied or otherwise reproduced or used in any way except in connection with performance of the Purchase Order and in accordance with applicable laws.

b. All drawings, specifications, technical data, and other information furnished to ADS or the Customer by  Seller in connection with the Purchase Order are and shall remain the property of Seller, and shall not be  copied or otherwise reproduced or used in any way except in connection with performance of the  Purchase Order and in accordance with applicable laws.

c. Seller agrees not to generate advertising or publicity or cause any announcements with ADS’s name or  trademarks or ADS’s customer’s name or information regarding this Purchase Order without securing the  prior written approval of ADS.

d. Any information provided by Seller to ADS may be used by ADS for the purposes of ADS’s contract with its  customers.

e. ADS agrees not to generate advertising or publicity or cause any announcements using Seller’s logo or  related marks without securing prior written approval of Seller.

17. COMPLIANCE WITH LAWS AND REGULATIONS

a. Seller and its employees, agents, consultants, suppliers, or subcontractors shall comply with the applicable provisions of all applicable federal, state, and local laws and regulations in performance of this Agreement, specifically including those laws applicable to the ship-to location on the Purchase Order (such as California’s Safe Drinking Water and Toxic Enforcement Act(Prop 65) and/or other applicable state laws) and the federal prohibition on telecommunications parts from Huawei Technologies Company, ZTE Corporation, radio systems provider Hytera, camera maker Hangzhou Hikvision Digital Technology, video surveillance products maker Dahua Technology, and their subsidiaries and any other Chinese company banned from doing business with the U.S. government. If ADS incurs any costs as a result of a violation of any applicable laws or regulations by Seller or its employees, agents, consultants, suppliers, or subcontractors, ADS may, in its sole discretion and in addition to any rights or remedies available at law or

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in equity, (i) make a corresponding reduction of any amounts due under the Purchase Order or (ii) demand payment thereof from Seller.

b. Seller agrees to comply with the provisions of the document entitled “FAR and DFARS Flowdown Clauses”  posted to ADS’s website and incorporated by reference in each Purchase Order. The version of the  document posted at the time each Purchase Order is accepted shall apply to that Purchase Order.

c. Seller certifies that neither Seller nor any of its principals are presently debarred, suspended, proposed for  debarment, or declared ineligible for the award of contracts by the U.S. government.

d. Seller acknowledges that ADS’s contracts with its customers require it to provide information regarding  the country of origin of some Products and hereby warrants that all information provided by Seller to ADS  regarding the origin of Products shall be true, correct, and complete.

e. Seller agrees to comply with the Defense Industry Initiative Model Supplier Code of Conduct, available at  http://adsinc.com/pdfs/DII-Model-Supplier-Code-of-Conduct.pdf, in the performance of its obligations  under this Agreement.

18. EQUAL EMPLOYMENT OPPORTUNITY

a. ADS and Seller shall comply with all applicable laws, regulations, and executive orders concerning nondiscrimination in employment. The following are incorporated herein by reference, as applicable: (i) Executive Order 11246, as amended; (ii) Executive Order 13496 (and its implementing regulations at 29 C.F.R. Part 471); (iii) 41 C.F.R. Part 60-1.4(a); (iv) 29 C.F.R Part 471, Appendix A to Subpart; (v) 41 C.F.R. 60-300.5(a); and (vi) 41 C.F.R. 60-741.5(a).

b. ADS and Seller shall abide by the requirements of 41 C.F.R 60-300.5(a). This regulation prohibits  discrimination against qualified protected veterans and requires affirmative action by covered prime  contractors and subcontractors to employ and advance in employment qualified protected veterans.

c. ADS and Seller shall abide by the requirements of 41 C.F.R 60-741.5(a). This regulation prohibits  discrimination against qualified individuals on the basis of disability and requires affirmative action by  covered prime contractors and subcontractors to employ and advance in employment qualified  individuals with disabilities.

19. OFFICE OF FOREIGN ASSET CONTROL

Seller represents and warrants that (i) Seller has not been designated as a "specifically designated national and blocked person" on the most current list published by the Office of Foreign Asset Control of the U.S. Department of the Treasury (“OFAC”) (the "List"); (ii) Seller is currently in compliance with and will at all times during the term of this Purchase Order remain in compliance with the regulations of OFAC and any statute, executive order (including Executive Order 13224 - Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto; and (iii) Seller will

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not transfer or permit the transfer of any controlling interest in Seller to any person or entity who is, or any of whose beneficial owners are, listed on the List.

20. EXPORT COMPLIANCE

a. Seller shall comply with all applicable U.S. export control laws and regulations, to include the International Traffic in Arms Regulations (ITAR), 22 C.F.R. 120 et seq.; the Arms Export Control Act, 22 U.S.C. 2751-2794; and the Export Administration Regulations, 15 C.F.R. 730-774.

b. Seller agrees to notify ADS if any Product or Service on the Purchase Order is restricted by export control  laws or regulations. Seller shall provide the classification for Products on request by ADS and notify ADS if  the provided classification changes before shipment of any Product or performance of any Service.

c. If Seller is engaged in exporting, manufacturing, or brokering defense articles or furnishing defense  services, Seller represents that it is and will continue to be registered with the Directorate of Defense Trade  Controls (DDTC), and it maintains an effective export compliance program. Seller will provide a copy of  such DDTC registration on request by the ADS Purchasing Representative.

d. Seller shall notify ADS immediately if its export privileges are otherwise denied, suspended, or revoked in  whole or in part by any U.S. government entity.

e. Seller represents that it and its directors, officers, and majority equity owners are not listed on any  excluded or denied party lists maintained by the U.S. Government. Seller shall notify ADS immediately if  any such party becomes listed on any such lists.

21. INSURANCE

Seller agrees to maintain general liability insurance at its own expense, including products liability and completed operations liability, that is acceptable to ADS and, at a minimum, commercially adequate. In addition, Seller agrees to name ADS as an additional named insured on such policies. Seller shall provide ADS with certificates of insurance for all applicable insurance policies upon request.

22. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard for conflicts of law provisions.

23. JURISDICTION AND VENUE

For purposes of all claims brought under this Agreement, each of the parties hereby irrevocably submits to the exclusive jurisdiction of the federal and state courts located in Norfolk, Virginia.

24. ORDER OF PRECEDENCE

Any inconsistencies in the documents that make up this Agreement shall be resolved in accordance with the following descending order of precedence: (i) each Purchase Order, including its attachments and documents incorporated by reference in the Purchase Order; (ii) these Terms and Conditions of Purchase; (iii) the Statement of Work, if any; and (iv) specifications provided in writing by ADS.

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25. WAIVER

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

26. SEVERABILITY

If any provision of the Purchase Order is or becomes void or unenforceable by operation of law, the remaining provisions shall be valid and enforceable.

27. SURVIVAL

The provisions of sections 7, 11-17, and 20-28 shall survive completion of or termination of the Purchase Order and remain in full force and effect thereafter.

28. ENTIRE AGREEMENT

These Terms and Conditions of Purchase, each Purchase Order issued to and accepted by Seller, and attachments and documents incorporated into each by reference constitute the entire agreement between ADS and Seller, and supersede all prior representations, agreements, understandings, and communications between ADS and Seller related to the subject matter of each Purchase Order.

BY SIGNING BELOW, each of the parties has duly executed these Terms and Conditions of Purchase as of December  3, 2020.

ATLANTIC DIVING SUPPLY, INC.

BOXABL, INC.

By:

By:

Name:

Jeff Gordon Galiano Tiramani Name:

Title:

Purchasing Manager

Title:

Director

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Boxabl Statement of work

December 15 2020

Boxabl Casitas are small dwelling units.

Model number BOX-CAS-005

The units will be modified for custom requirements as follows-

Remove side window

Remove back door

Modify closet

Replace front door with solid door

Add blinds

Remove Fireplace

Galiano Tiramani

Director

203-550-4493

6120 N Hollywood Blvd #104, Las Vegas, NV 89115